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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm incorporated by reference in or made a part of this registration statement.



                                    /s/ ARTHUR ANDERSEN L.L.P


New Orleans, Louisiana
September 24, 1999

                                EX 23.4 - Page 1